UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):
                                January 11, 2010

                           Blue Dolphin Energy Company

             (Exact name of registrant as specified in its charter)


          Delaware                     0-15905                  73-1268729
(State or Other Jurisdiction  (Commission File Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

                          801 Travis Street, Suite 2100
                                Houston, TX 77002
              (Address of principal executive office and zip code)


                          (713) 568-4725
              (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))









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ITEM 1.02         Termination of a Material Definitive Agreement.

         On July 31, 2009, Blue Dolphin Energy Company ("Blue Dolphin") entered into a Loan and Option Agreement (the "Agreement") with Lazarus Energy Holdings, LLC, a Delaware limited liability company ("LEH"), Lazarus Louisiana Refinery II, LLC, a Delaware limited liability company ("LLRII"), Lazarus Energy, LLC, a Delaware limited liability company, and Lazarus Environmental, LLC, a Delaware limited liability company (collectively referred to herein as "Lazarus").

         Under terms of the Agreement, Blue Dolphin loaned $2,000,000 to LLRII and was granted an option (the "Option") to acquire certain assets owned by Lazarus in exchange for 47,141,196 shares of its common stock. Blue Dolphin and Lazarus have been unable to agree to terms of a definitive purchase and sale agreement pursuant to which the Lazarus assets would have been acquired and the Option has terminated.































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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 11, 2010

                                                   Blue Dolphin Energy Company

                                                   /s/ THOMAS W. HEATH
                                                   -----------------------------
                                                   Thomas W. Heath
                                                   President